UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 3, 2009

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

Officer Retention Agreements

On February 3, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of ShoreTel, Inc. (“Registrant” or the “Company”) approved forms of Retention Incentive Agreements (the “Agreements”) for its “Executive Officers”, including its Chief Executive Officer, Chief Financial Officer and its three other “most highly compensated executive officers” (as defined under Item 402(a)(3) of Regulation S-K) who were serving as Executive Officers at the end of the fiscal year ended June 30, 2008. The Agreements provide for specified termination benefits, and if executed by the Executive Officer, replace any existing severance agreements with the Executive Officer.

•	John W. Combs - Chief Executive Officer

The Agreement that may be entered into with our Chief Executive Officer will provide for the following benefits:

Termination in Absence of a Change of Control. In the event of a Termination in Absence of Change of Control and upon the execution of a binding release agreement, the officer will be entitled to receive (1) a lump sum payment in an amount equal to twelve months of his base salary, less applicable withholding taxes, and (2) reimbursement of premiums paid for continuation coverage for twelve months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

Termination Upon a Change of Control. In the event of a Termination Upon a Change of Control and upon the execution of a binding release agreement, the officer will be entitled to receive (1) a lump sum payment in an amount equal to eighteen months of his base salary, less applicable withholding taxes, (2) a lump sum payment in an amount equal to one hundred percent of his annual target bonus, less applicable withholding taxes, (3) full acceleration of all outstanding equity awards, and (4) reimbursement of premiums paid for continuation coverage for eighteen months pursuant to COBRA.

The Agreement with Chief Executive Officer may be terminated by the Chief Executive Officer or the Registrant on an annual basis following the second anniversary of the effective date of the Agreement.

•	Michael E. Healy – Chief Financial Officer

The Agreement that may be entered into with our Chief Financial Officer will provide for the following benefits:

Termination in Absence of a Change of Control. In the event of a Termination in Absence of Change of Control and upon the execution of a binding release agreement, the officer will be entitled to receive (1) a lump sum payment in an amount equal to six months of his base salary, less applicable withholding taxes, and (2) reimbursement of premiums paid for continuation coverage for six months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

Termination Upon a Change of Control. In the event of a Termination Upon a Change of Control and upon the execution of a binding release agreement, the officer will be entitled to receive (1) a lump sum payment in an amount equal to twelve months of his base salary, less applicable withholding taxes, (2) a lump sum payment in an amount equal to one hundred percent of his annual target bonus, less applicable withholding taxes, (3) acceleration of seventy-five percent of all outstanding equity awards, and (4) reimbursement of premiums paid for continuation coverage for twelve months pursuant to COBRA.

•	Edwin J. Basart – Chief Technology Officer

•	Pedro Rump – Vice President, Engineering and Operations

•	Walter Weisner –V ice President, Global Support Services

The Agreement that we may enter into with the Executive Officers listed above will provide for the following benefits:

Termination Upon a Change of Control. In the event of a Termination Upon a Change of Control and upon the execution of a binding release agreement, the officers will be entitled to receive (1) a lump sum payment in an amount equal to six months of his base salary, less applicable withholding taxes, (2) a lump sum payment in an amount equal to fifty percent of the officer’s annual target bonus, less applicable withholding taxes, (3) acceleration of fifty-percent of the officer’s outstanding equity awards, and (4) reimbursement of premiums paid for continuation coverage for six months pursuant to COBRA.

Definitions

“Cause” means:

(a)	material failure to perform Executive’s duties; provided that no termination for Cause under this subsection (a) shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct Executive’s behavior; or

(b)	engagement in intentional misconduct which is materially detrimental to the Company; provided that no termination for Cause under this subsection (b) shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct his or her behavior; or

(c)	failure or refusal to comply in any material respect with the terms of the Company’s Assignment and Confidentiality Agreement, the Company’s insider trading policy, or any other reasonable policies of the Company; provided that no termination for Cause under this subsection (c) shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct his or her behavior;

(d)	an act or acts of material fraud or dishonesty undertaken by Executive and intended to result in Executive’s substantial gain or personal enrichment at the expense of the Company;

(e)	conviction of or plea of no contest to any felony; or

(f)	a good faith determination by the Company Board of Directors (“Board”) that Executive has failed to cooperate with the Company in any investigation or formal proceeding.

“Change of Control” means:

(a)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) percent or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s outstanding securities;

(b)	the consummation of a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(c)	the sale, disposition or a plan of liquidation of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect); or

(d)

a change in the composition of the Board occurring within a twelve (12) month period, as a result of which fewer than a majority of the Directors are “Incumbent Directors.” “Incumbent Directors shall mean Directors who either (i) are Directors as of the date of this Agreement, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company (other than those directors who are directors on the date when this Agreement is executed by Executive.

“Good Reason” means a material negative change in the service relationship by the occurrence of any of the following conditions, without the Executive’s written consent:

(a)	a material reduction of Executive’s authority, duties, or responsibilities relative to Executive’s authority, duties, or responsibilities in effect immediately prior to such reduction, or the removal of Employee from such position, duties and responsibilities, unless Employee is provided with comparable authority, duties, and responsibilities;

(b)	a fifteen percent (15%) or more reduction in the Executive’s Base Salary (other than an equivalent percentage reduction in annual base salaries that applies to Executive’s entire business unit) that occurs in connection with a Change of Control or within twelve (12) months of the appointment of a new CEO;

(c)	the Company’s requiring the Executive to be based at any office or location more than 35 miles from the office where the Executive was based immediately preceding the Change of Control; or

(d)	The Company’s failure to obtain the assumption of this Agreement by any successor corporation to or acquirer of the Company.

“Termination in Absence of Change of Control” means:

(a)	any termination of the Executive’s employment by the Company without Cause other than during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following a Change of Control.

(b)	any resignation by the Executive for Good Reason where (i) such Good Reason occurs other than during the period commencing during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following the Change of Control, and (ii) notice is provided to the Company within ninety (90) days of the existence of Good Reason with a thirty (30) day opportunity to cure.

(c)	Notwithstanding the foregoing, the term “Termination in Absence of Change of Control” shall not include any termination of the Executive’s employment (1) by the Company for Cause; (2) by the Company as a result of Executive’s Permanent Disability; (3) as a result of Executive’s death; or (4) as a result of the Executive voluntarily terminating Executive’s employment with the Company voluntarily or for other than Good Reason.

“Termination Upon Change of Control” means:

(a)	any termination of the employment of the Executive by the Company without Cause during the period commencing during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following the consummation of a Change of Control; or

(b)	any resignation by the Executive for Good Reason where (i) such Good Reason occurs during the period commencing during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following the Change of Control, and (ii) notice is provided to the Company within ninety (90) days of the existence of Good Reason with a thirty (30) day opportunity to cure.

(c)	Notwithstanding the foregoing, the term “Termination Upon Change of Control” shall not include any termination of Executive’s employment (1) by the Company for Cause; (2) by the Company as a result of Executive’s Permanent Disability; (3) as a result of Executive’s death; or (4) as a result of Executive’s voluntary termination of Executive’s employment with the Company other than for Good Reason.

The foregoing descriptions of the provisions of the Agreements are qualified in their entirety to the actual forms of agreements that attached hereto as Exhibit 99.1, 99.2 and 99.3, respectively.

Option Exchange Program Results for Executive Officers

On February 3, 2009, the Registrant completed an option exchange program whereby eligible U.S. employees could surrender outstanding eligible options to purchase shares of the Registrant’s common stock for an equal number of new stock options. The exercise price of the new stock options was $4.82, the fair market value of the Common Stock on February 3, 2009.

The following table indicates the number of shares subject to eligible outstanding stock options held by our Executive Officers that were exchanged under the option exchange program.

Name and Position	Number of Shares
John W. Combs, President and Chief Executive Officer	150,000
Edwin J. Basart, Chief Technology Officer	149,999
Michael E. Healy, Chief Financial Officer	324,999
Pedro Rump, Vice President, Engineering and Operations	149,999
Walter Weisner, Vice President, Global Services	80,000

Item 8.01	Other Events

Non-Employee Director Compensation

On February 4, 2009, the Board of Directors (the “Board”) of the Registrant approved changes to the equity compensation for non-employee Directors. The changes are as follows:

(i) a new Director shall receive an option to purchase 40,000 shares of the Company’s common stock upon his appointment or election to the Board, with such option vesting monthly over 4 years;

(ii) a new Director shall receive an option to purchase 10,000 shares of the Company’s common stock on the date of the first annual meeting of stockholders occurring after such new Director’s first anniversary as a Board member and on the date of each annual meeting of stockholders thereafter. Such options shall vest monthly over 1 year;

(iii) existing Directors shall receive an option to purchase 10,000 shares of the Company’s common on the date of the first annual meeting of stockholders occurring after such Director’s second anniversary as a Board member and on the date of each annual meeting of stockholders thereafter. Such options shall vest monthly over 1 year.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Form of Retention Incentive Agreement for Chief Executive Officer

99.2	Form of Retention Incentive Agreement for Chief Financial Officer

99.3	Form of Retention Incentive Agreement for other Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date: February 9, 2009	By:	/s/ William Garvey
		Name:	William Garvey
		Title:	Vice President & General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Form of Retention Incentive Agreement for Chief Executive Officer

99.2	Form of Retention Incentive Agreement for Chief Financial Officer

99.3	Form of Retention Incentive Agreement for other Executive Officers